                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006

                                                            Dated: March 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                            JUBILEE FIXED RATE BONDS
                                 (FOURTH SERIES)

The interest rate of each State of Israel Jubilee Fixed Rate Bond (Fourth Series) to be sold during the SALES PERIOD commencing on MARCH 1, 2006 and terminating on MARCH 14, 2006 is:

         2-YEAR JUBILEE FIXED RATE BOND:             4.95%
         5-YEAR JUBILEE FIXED RATE BOND:             5.00%
         7-YEAR JUBILEE FIXED RATE BOND:             5.15%
         10-YEAR JUBILEE FIXED RATE BOND:            5.30%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by MARCH 9, 2006.